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                                                                   EXHIBIT 23.2


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 6, 1998, in the Registration Statement (Form S-1) and related Prospectus of Cybernet Internet Services International, Inc. for the registration of 1,500,000 shares of its common stock.


                                               SCHITAG ERNST & YOUNG AG

Munich, Germany
November 23, 1998